                                                            Exhibit 21


                    SUBSIDIARIES OF ATMOS ENERGY CORPORATION


                                                               State of
                         Name                                Incorporation      Percent of Stock
Atmos Energy Services, Inc.                                    Delaware               100%

EGASCO, Inc.                                                   Texas                  100%

ENERMART, INC                                                  Delaware               100%

ENERMART TRUST (a Pennsylvania Business Trust and a            Pennsylvania           100%
 wholly-owned subsidiary of Enermart, Inc.)

Trans Louisiana Industrial Gas Company, Inc                    Louisiana              100%

UCG Energy Corporation                                         Delaware               100%

UCG Leasing, Inc. (wholly-owned subsidiary of UCG              Georgia                100%
 Energy Corporation)

United Cities Gas Storage Company                              Delaware               100%

Atmos Propane, Inc. (wholly-owned subsidiary of UCG
 Energy Corporation)                                           Tennessee              100%

Western Kentucky Gas Resources Company d/b/a NRG, Inc.         Delaware               100%